SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                              HCB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charger)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

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         pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the
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[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
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    paid  previously.  Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

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


                      [LETTERHEAD OF HCB BANCSHARES, INC.]







                                October 17, 2000




Dear Stockholder:

         We invite you to attend the annual meeting of stockholders of HCB Bancshares, Inc. to be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on Thursday, November 16, 2000 at 10:00 a.m., local time.

         The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's subsidiary, HEARTLAND Community Bank. Directors and officers of the Company, as well as representatives of Deloitte & Touche, LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                   Sincerely,

                                   /s/ Cameron D. McKeel

                                   Cameron D. McKeel
                                   President and Chief Executive Officer

                              HCB BANCSHARES, INC.
                            237 JACKSON STREET, S.W.
                           CAMDEN, ARKANSAS 71701-3941
                                 (870) 836-6841

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 16, 2000


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of HCB Bancshares, Inc. (the "Company") will be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on Thursday, November 16, 2000 at 10:00 a.m., local time.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1. The election of two directors of the Company for three-year terms; and

          2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on October 5, 2000 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Paula J. Berstrom

                                    PAULA J. BERGSTROM
                                    SECRETARY

Camden, Arkansas
October 17, 2000

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                              HCB BANCSHARES, INC.
                            237 JACKSON STREET, S.W.
                           CAMDEN, ARKANSAS 71701-3941

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 16, 2000


                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HCB Bancshares, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on Thursday, November 16, 2000 at 10:00 a.m., local time. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about October 17, 2000.


                       VOTING AND REVOCABILITY OF PROXIES

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Paula J. Bergstrom, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions, as well as shares held in street name which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present and eligible to vote for purposes of determining whether a quorum is present.


                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

         Stockholders of record as of the close of business on October 5, 2000 (the "Record Date") are entitled to one vote for each share then held. As of September 15, 2000, the Company had 2,250,424 shares of common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

         Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth as of September 15, 2000, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.

                                                                                       PERCENT OF SHARES
NAME AND ADDRESS                                     AMOUNT AND NATURE OF              OF COMMON STOCK
OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP(1)               OUTSTANDING
-------------------                                 -----------------------            ------------------
HCB Bancshares, Inc.
Employee Stock Ownership Plan ("ESOP")
237 Jackson Street, S.W.
Camden, Arkansas 71701                                   148,120  (2)                         6.5%

All directors, nominees for director
   and executive officers as a group (9 persons)         349,542  (3)                        15.5%

___________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power.
(2) Represents unallocated shares held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid; does not include 63,480 allocated shares. The ESOP trustee, Regions Bank, Little Rock, Arkansas, votes all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received, if any, are voted by the ESOP trustee in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors.
(3) Includes 166,644 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options exercisable within 60 days; does not include unallocated shares held by the ESOP (see above) or 24,555 shares held by Directors Moseley, Murry, Parker, Silliman and Steelman as trustees for the Company's Management Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors.



                              ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors consists of seven members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated Carl E. Parker, Jr. and Ned Ray Purtle each to serve as directors for a three-year period. Carl E. Parker, Jr. currently is a member of the Board. Mr. Purtle has been nominated to fill the vacancy caused by the retirement of director Roy Wayne Moseley from the Board, which will be effective at the Annual Meeting. In addition, Lula Sue Silliman has announced that she will be retiring from the Board following the Annual Meeting, and the Board has appointed Michael Akin to fill the vacancy that will be created by Ms. Silliman's retirement. Pursuant to Oklahoma law and the Company's Certificate of Incorporation, Mr.
Akin will be nominated for election by the stockholder upon the expiration of the term to which eh will be appointed. Under Oklahoma law, directors are elected by a plurality of all shares present and entitled to vote at a meeting at which a quorum is present.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth the names of the persons nominated by the Board of Directors for election as directors. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's subsidiary, HEARTLAND Community Bank (the "Bank"), the expiration of his or her term as a director and the number and percentage of shares of Common Stock beneficially owned. Each director of the Company is also a member of the Board of Directors of the Bank. With the exception of Messrs. Purtle and Akin, all individuals were initially appointed as a director of the Company in 1996 in connection with the Company's incorporation.

                                                                                    SHARES OF
                                            YEAR FIRST                            COMMON STOCK
                                            ELECTED AS         CURRENT            BENEFICIALLY
                         AGE AS OF THE       DIRECTOR           TERM             OWNED AS OF THE       PERCENT
NAME                      RECORD DATE       OF THE BANK       TO EXPIRE           RECORD DATE (1)     OF CLASS
----                      -----------       -----------       ---------           ---------------     --------

                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003

Carl E. Parker, Jr.           53               1981              2000               41,226             1.8%

Ned Ray Purtle (2)            64                N/A               N/A               35,000             1.6

                         DIRECTORS CONTINUING IN OFFICE

Vida H. Lampkin               62               1983              2001               74,725             3.3

Clifford O. Steelman          59               1984              2001               38,226             1.7

Cameron D. McKeel             61               1996              2002               53,737             2.4

Bruce D. Murry                61               1994              2002               19,148               *

Michael Akin (2)              44                N/A               N/A                   --              --

                    DIRECTORS RETIRING AT THE ANNUAL MEETING

Roy Wayne Moseley             64               1990              2000               23,103             1.0

Lula Sue Silliman             73               1962              2002               23,226             1.0

----------
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power. Amounts shown include 11,904, 38,088, 11,904, 35,709, 11,904, 11,904 and 11,904 shares which may be acquired by Directors Parker, Lampkin, Steelman, McKeel and Murry and Directors Emeritus Moseley and Silliman, respectively, upon the exercise of options exercisable within 60 days of September 15, 2000. Messrs. Purtle and Akin do not have any options to acquire Common Stock. Does not include unallocated shares held by the ESOP (see above) or shares held by Directors Moseley, Murry, Parker, Silliman and Steelman as trustees for the Company's Management Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors.
(2) Mr. Purtle has been nominated for election as a director for a three-year term to commence upon his election by the stockholders. If elected by the stockholders, Mr. Purtle will fill the vacancy on the Board that will occur upon the retirement of Roy Wayne Moseley, whose term as a director will expire at the Annual Meeting. Mr. Akin has been appointed to fill the unexpired portion of director Lula Sue Silliman's term that will occur upon her retirement from the Board following the Annual Meeting.
*        Amount beneficially owned is less than 1% of outstanding Common Stock.

     Set forth below is information regarding the Company's directors and nominee for director. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     CARL E. PARKER, JR. has been General Manager of Camden Monument Company from 1970 to the present. He is a member of the Camden Rotary Club and Camden Chamber of Commerce.

     NED RAY PURTLE is owner and manager of Purtle and Son Ranches in Hope, Arkansas. Previously he was in banking in Clarksville, Arkansas. As the principal owner of Arkansas State Bank in Clarksville, Mr. Purtle served as Vice Chairman from 1988 to 1995 and Chairman from 1995 to 1997. During that time, Mr. Purtle was also owner and Chairman of the Board of Automated Solutions, Inc. in Knoxville, Arkansas. Mr. Purtle currently serves on the Board of Trustees of the University of Arkansas and for the past 28 years served on the board of Citizens National Bank in Hope. In addition, Mr. Purtle is a member of the board of Arkansas Farm Bureau, Arkansas Farm Bureau Mutual Insurance Company, the Arkansas Cattleman's Foundation, and the Arkansas State Fair, of which he has served as Chairman since 1997. In 2000, Mr. Purtle was named Graduate of Distinction from his alma mater, Oklahoma State University, and he received the Man of the Year Award in Arkansas Agriculture from the Progessive Farmer magazine in 1997.

     VIDA H. LAMPKIN served as President and Chief Executive Officer of the Company from December 1996 until December 1999 and served as President and Chief Executive Officer of the Bank from January 1990 until December 1999. Mrs. Lampkin is currently the Chairman of the Board of the Company as well as Chairman of the Board of the Bank. Mrs. Lampkin is currently a Board member and the immediate past Chairman of the Arkansas League of Savings Institutions, a member of the Governmental Affairs Council of America's Community Bankers and a Board member of Arkansas Quality Award.

     CLIFFORD O. STEELMAN serves as Senior Human Resource Administrator for Atlantic Research Corporation located in Camden, Arkansas. Mr. Steelman retired from the Camden Kraft Packaging Plant, International Paper, Camden, Arkansas, in 1997 after having been employed there since 1968. Mr. Steelman is a member of the Board of Directors of the Camden Fairview School District.

     CAMERON D. MCKEEL has served as President and Chief Executive Officer of the Company and Bank since December 1999. From November 1997 to December 1999, Mr. McKeel served as Executive Vice President of the Company and from May 1996 to November 1997 was Vice President of the Company. In addition, from May 1996 to December 1999, Mr. McKeel served as Executive Vice President of the Bank. Prior to joining the Bank, Mr. McKeel was Executive Vice President of Arkansas State Bank in Clarksville, Arkansas. He is a member of the Camden Lions Club and President of the Ouachita Area United Way.

     BRUCE D. MURRY is owner of Bruce's, Inc., a retail establishment, located in Camden, Arkansas. He was president of the Camden Chamber of Commerce in 1995. Mr. Murry is a current member and a past president of the Camden Lions Club.

     MICHAEL AKIN has served as President and CEO of Akin Industries, a manufacturer of furniture for the healthcare and hospitality industries for the past 12 years. Prior to that, Mr. Akin was with Arkansas Louisiana Gas in sales and marketing for two years. Mr. Akin currently serves as Chairman of the Arkansas Economic Development Commission, a commission he has served on since 1997. He is a charter board member of the Arkansas Wood Manufacturers Association and served as President in 1995-96. In addition, Mr. Akin is a board member of the Monticello Economic Development Commission and is Chairman of the Drew County Work Force Training Advisory Council.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth information regarding the executive officer of the Company who does not serve on the Board of Directors.

                                         AGE AT
                                        JUNE 30,
NAME                                      2000                TITLE
----                                    ---------             -----

William C. Lyon                            59                 Senior Vice President of the Company; Senior Vice
                                                              President and Chief Lending Officer of the Bank

         The following paragraph sets forth information regarding the principal occupation of the executive officer designated above.

         WILLIAM C. LYON has served as Vice President of the Company since December 1996 and has been Senior Vice President and Chief Lending Officer of the Bank since May 1996. Mr. Lyon was named Senior Vice President of the Company in November 1997. From January 1994 to May 1996, Mr. Lyon was a self-employed banking consultant and from 1991 to 1994 he served as Senior Vice President of American National Bank and Trust Company in Shawnee, Oklahoma. Mr. Lyon is President of the Camden Chamber of Commerce and serves on various Chamber of Commerce committees. Mr. Lyon serves on the Board of Ouachita Partnership of Economic Development (OPED) and currently serves as OPED Secretary-Treasurer. He is a member of the Camden Lions Club.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company holds regular monthly meetings and special meetings as needed. During the year ended June 30, 2000, the Company's Board met 15 times. No director attended fewer than 75% in the aggregate of the total number of Board and committee meetings held while he or she was a member during the year.

         The Board of Directors' Audit Committee consisted for fiscal year 2000 of Directors Moseley, Murry, Parker, Silliman and Steelman, who serves as Chairman. The Audit Committee met six times during the year ended June 30, 2000 to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve Company policies.

         The Compensation Committee for fiscal year 2000 consisted of Directors Moseley, Murry, Parker, Silliman and Steelman. This committee reviews the performance of the officers of the Company and determines compensation. The Compensation Committee met four times during the year ended June 30, 2000.

         The Company does not have a standing nominating committee. Under the Company's current Bylaws, the Company's full Board of Directors selects the management nominees for election of directors. The Board of Directors met one time in this capacity with respect to the nominees for election as directors at the Annual Meeting. The Company's Certificate of Incorporation sets forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the three fiscal years ended June 30, 2000 awarded to or earned by the Company's Chief Executive Officer for services rendered in all capacities to the Company and its subsidiaries.

                                                                         LONG-TERM COMPENSATION
                                                                                AWARDS
                                                                      --------------------------
                                           ANNUAL COMPENSATION        RESTRICTED      SECURITIES
                                 FISCAL    -------------------           STOCK        UNDERLYING      ALL OTHER
NAME AND POSITION                YEAR       SALARY       BONUS         AWARD(S)        OPTIONS       COMPENSATION(1)
-----------------                ----       ------       -----         --------       ----------     ---------------

Cameron D. McKeel(2)             2000      $ 98,224    $     --        $      --            --       $  25,523
   President and Chief           1999        90,000          --               --        47,612 (3)      29,127
   Executive Officer of the
   Company and Bank

Vida H. Lampkin                  2000       108,485          --               --           --           25,725
   Chairman of the Board         1999       100,000          --               --        50,784 (3)      52,933
   of the Company and the Bank   1998        94,500          --          211,584(4)     50,784          46,252

_____________

(1) For Mr. McKeel for fiscal 2000, includes directors fees ($6,000), life, health, dental and disability insurance ($6,723) and the value of shares allocated under the ESOP ($12,800); for Mrs. Lampkin for fiscal 2000, includes directors fees ($6,000), life, health, dental and disability insurance ($5,485) and the value of shares allocated under the ESOP ($14,240); does not include indirect compensation in the form of certain perquisites and other personal benefits which did not exceed 10% of salary and bonus.
(2) Mr. McKeel was appointed President and Chief Executive Officer of the Company and the Bank on December 16, 1999.
(3)  These options  represent  the  repricing of options  granted in fiscal year
     1998.
(4) Values shown in the table are based on the closing price of the Common Stock of $16.00 as quoted by the Nasdaq National Market on the date of grant, May 1, 1998. 5,790 and 6,612 shares of restricted Common Stock awarded to Mr. McKeel and Mrs. Lampkin, respectively, under the MRP are currently vested. Vesting of MRP shares was suspended from May 1, 2000 to May 1, 2003. Therefore, commencing on May 1, 2003, an additional 2,895 shares for Mr. McKeel and 3,306 shares for Mrs. Lampkin will vest, and an additional 2,895 shares for Mr. McKeel and 3,306 shares for Mrs. Lampkin will vest on May 1, 2004. As of June 30, 2000, based on the average of the high and low sales price of the Common Stock of $6.125, as quoted on the Nasdaq SmallCap Market, the value of the unvested 5,790 shares of restricted Common Stock awarded to Mr. McKeel and the 6,612 shares of restricted Common Stock awarded to Mrs. Lampkin was $17,732 and $20,249, respectively. In addition, at June 30, 2000, the Company's MRP Trust held $2,596 and $2,711 in cash representing accrued dividends for the benefit of Mr. McKeel and Mrs. Lampkin, respectively. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid, with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.

         Year-End Option/SAR Values. The following table sets forth information concerning the number and potential realizable value at the end of the fiscal year of options held by officers listed on the Summary Compensation Table. Neither Mr. McKeel nor Mrs. Lampkin exercised any options during fiscal year 2000.

                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                              OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                             ---------------------------   ---------------------------
NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   -------------   -----------   -------------

Cameron D. McKeel              35,709          11,903         $      --     $      --

Vida H. Lampkin                38,088          12,696         $      --     $      --

____________
(1) At June 30, 2000, the fair market value of the underlying Common Stock of $6.125, which was the average of the high and low sale price for the Common Stock on June 30, 2000, was below the exercise price of $9.125 per share.

EMPLOYMENT AGREEMENTS

         The Company and the Bank maintain separate employment agreements (the "Employment Agreements") with Cameron D. McKeel who as of December 16, 1999 became President and Chief Executive Officer of the Company and Bank and Vida H. Lampkin, who served as President and Chief Executive Officer of the Bank and the Company until December 16, 1999 and currently serves as Chairman of the Board (together, the "Employees"). In such capacities, the Employees are responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Board of Directors. Such Boards believe that the Employment Agreements assure fair treatment of the Employees in relation to their careers with the Company and the Bank by assuring them of some financial security.

         The Employment Agreements provide for terms of one year and an annual base salary of $103,935 and $114,150 for Mr. McKeel and Mrs. Lampkin, respectively. On each anniversary date of the Employment Agreements' effective date (the "Effective Date"), the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that the Employee's respective Employment Agreement should be extended. The Employment Agreements provide each Employee with a salary review by the Boards of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. Each Employment Agreement will terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for "just cause," no severance benefits are available. In the event of (i) the Employee's involuntary termination of employment for any reason other than "just cause" or
(ii) the Employee's voluntary termination within 90 days of the occurrence of a "good reason" (as defined in the Employment Agreements), the Employee will be entitled to receive (a) his or her salary up to the Employment Agreements' expiration date (the "Expiration Date") plus an additional 12-month salary, (b) a put option requiring the Bank or the Company to purchase Common Stock held by the Employee to the extent that it is not readily tradeable on an established securities market, and (c), at the Employee's election, either cash in an amount equal to the cost of benefits the Employee would have been eligible to participate in through the Expiration Date or continued participation in the benefits plans through the Expiration Date. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his or her salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his or her estate will be entitled to receive his or her salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his or her Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his or her compensation, vested rights and benefits up to the date of termination.

         In the event of (i) a "change in control," or (ii) the Employees' termination for a reason other than just cause during the "protected period (as defined in the Employment Agreements)," the Employees will be paid within 10 days following the later to occur of such events an amount equal to the difference between (i) 2.99 times their "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to (i) the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, (ii) the transfer by the Bank of substantially all of its assets to a corporation which is not an "affiliate" (as defined in the Employment Agreements), (iii) a sale by the Bank or the Company of substantially all the assets of an affiliate which accounts for 50% or more of the controlled group's assets immediately prior to such sale, (iv) the replacement of a majority of the existing board of directors by the Bank or the Company in connection with an initial public offering, tender offer, merger, exchange offer, business combination, sale of assets or contested election, or (v) a merger of the Bank or the Company which results in less than seventy percent (70%) of the outstanding voting securities of the resulting corporation being owned by former stockholders of the Company or the Bank. The Employment Agreements provide that within 10 business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to the Employee. The aggregate payments that would be made to the Employees, assuming their termination of employment under the foregoing circumstances at June 30, 2000, would have been approximately $311,000 and $341,000 for Mr. McKeel and Mrs. Lampkin, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank in a legal dispute as to the Employment Agreements, the Employee will be reimbursed for his or her legal and other expenses.

DIRECTOR COMPENSATION

         General. Non-employee directors receive fees of $1,000 per month. Employee directors received directors' fees through December 31, 1999. After this date, employee directors did not receive directors' fees. This fee includes any committee meeting(s), as well as service on the board of directors of one or more subsidiaries of the Company. For fiscal year 2000, directors' fees totaled $72,000. In addition, directors are eligible to receive awards under the Company's Stock Option Plan and Management Recognition Plan. During the year ended June 30, 2000, no new awards were made to directors under these plans. Because of their concern of the level of the Company's earnings, each director voluntarily suspended further vesting of their MRP awards until May 1, 2003.

         Directors' Retirement Plan. The Bank's Board of Directors adopted a directors' retirement plan, effective June 13, 1996, for directors who are or were members of the Board of Directors at any time on or after the plan's effective date, provided that an employee who becomes a director after June 30, 1996 will not become a participant unless the Board of Directors adopts a specific resolution to that effect. On the effective date, (1) the account of each participant who was a director on the effective date (other than Directors Lampkin and McKeel) was credited with an amount of $1,900 for each full year of service as a director; (2) the account of Director Lampkin was credited with an amount projected to provide her with an annual retirement benefit, commencing at age 65 and continuing for her lifetime, in an amount equal to the difference between (i) 70% of her projected annual rate of pay at retirement, and (ii) the annuity value of her accrued benefits under the Bank's tax-qualified retirement plans plus her annual social security benefit at age 65; and (3) the account of Director McKeel was credited with an amount projected to provide him with an annual retirement benefit, commencing at age 65 and continuing for a period of ten years, in an amount equal to the difference between (i) 40% of his projected annual rate of pay at retirement, and (ii) the annuity value of his accrued benefits under the Bank's tax-qualified retirement plans plus his annual social security benefit at age 65.

         On the first day of each calendar month after the effective date, each participant who is a director on said date, with the exception of Directors Lampkin and McKeel, will have his or her account credited with an amount equal to the product of $158.33 and the Safe Performance Factor for the preceding fiscal year. The Safe Performance Factor is determined annually based on the Bank's return on equity, non-performing asset ratio, and regulatory composite rating for the year as compared to targets set for the fiscal year. In addition, each participant's account will be credited with a rate of return, on any vested amounts previously credited, equal to any appreciation or depreciation determined according to the participant's election. Amounts credited to the accounts of participants other than Directors Lampkin and McKeel will be fully vested at all times. The amounts credited to Director

Lampkin and Director McKeel will become vested at the rate of 1.18% for each full month of service as a director, starting with 15% vested interest on January 1, 1996, and becoming fully vested after 72 or more months of service after January 1, 1996.

         Upon a non-employee director's termination of service on the Board due to death, disability, or mandatory retirement due to age restrictions, the director's account will be credited with an amount equal to the difference between $38,000 and the amount previously credited to her or his account, exclusive of investment returns. In the event of Director Lampkin's or Director McKeel's disability or death prior to her or his attainment of 50% vesting, the vested percentage on her or his account will be increased to 50%. If Director Lampkin's or Director McKeel's service on the Board is terminated for any reason other than "just cause" following a change in control, the vested percentage of her or his account will become 100%. Distribution of account balances will be made in cash, over a ten-year period, unless the participant elects to receive a lump sum or annual installments over a period of less than ten years. If a participant dies before receiving all benefits payable under the plan, distribution will be made to her or his beneficiary or, in the absence of a beneficiary, to her or his estate, in a lump sum, unless the participant has elected to have the distribution made in installments over a period of up to ten years. Benefits under the Directors' Plan are non-transferable. The Bank will pay all benefits in cash from its general assets, and has established a trust in order to hold assets with which to pay benefits. Trust assets will be subject to the claims of the Bank's general creditors. In the event a participant prevails over the Bank in a legal dispute as to the terms or interpretation of the Directors' Plan, he or she will be reimbursed for his or her legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

         The Bank offers loans to its directors, officers and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. At June 30, 2000, the Bank's loans to directors, nominees for director and executive officers totaled approximately $1,793,479.

COMPENSATION COMMITTEE REPORT ON EMPLOYEE COMPENSATION

         The Compensation Committee of the Board of Directors consists of the non-employee directors, which for fiscal 2000 consisted of Directors Moseley, Murry, Parker, Silliman and Steelman. This committee reviews the performance of the executive officers of the Company and its subsidiaries and recommends employee compensation structures and amounts to the Board.

         The Compensation Committee's compensation philosophy for all employees, including executive officers, is to provide competitive levels of compensation, integrate employees' pay with the achievement of the Company's performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified employees. The committee expressly endorses the position that equity ownership by employees is beneficial in aligning employees' and stockholders' interests in the enhancement of stockholder value.

         Salaries are determined by evaluating the responsibilities of each position and by reference to the competitive marketplace for qualified employees, including with respect to executive officers comparisons of salaries for comparable positions at comparable companies within the banking industry. Annual salary changes are determined by evaluating changes in compensation in the marketplace, the performance of the Company and the responsibilities and performance of the employee.

         For fiscal year 2000, the base salaries of the chief executive officer and other executive officers were established in accordance with the foregoing policies. The Compensation Committee reviewed proposed salaries for all bank employees, individually and in total, then reviewed each executive's salary history. Salaries for the executives were increased by percentages consistent with the percentage increase for all employees, maintaining the existing proportion of executive salaries to all salaries.

     Mrs. Vida Lampkin was employed by the Bank for 42 years and served as President and Chief Executive Officer for over 10 years. Mrs. Lampkin's salary was established in accordance with the terms of the employment agreements between the Bank and the Company and Mrs. Lampkin. In December 1999, Mrs. Lampkin resigned as President and Chief Executive Officer of the Bank and Company. Mrs. Lampkin continues to serve as Chairman of the Board of the Company and the Bank.

         On December 16, 1999, Mr. Cameron McKeel was appointed President and Chief Executive Officer of the Bank and Company. In establishing Mr. McKeel's compensation the Committee takes into account his experience, tenure, abilities, job performance and other considerations. Mr. McKeel's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. McKeel on February 17, 2000 (see "Executive Compensation -- Employment Agreements") and is currently $103,935.

         The Committee believes that stock-related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, during fiscal 1998 the Committee recommended and the Board of Directors adopted the HCB Bancshares, Inc. 1998 Stock Option Plan (the "Option Plan") and the HCB Bancshares, Inc. Management Recognition Plan (the "MRP"). These plans were approved by the Company's stockholders at a special meeting in May 1998. Upon the implementation of the Option Plan, directors, officers and employees were granted options to acquire 317,400 shares of the Common Stock, in the aggregate. These options were subject to vesting over a period of three or four years. The Committee believes that the Option Plan serves as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and links their interests with those of the Company's stockholders. In addition, upon the implementation of the MRP, directors, officers and employees were granted awards of 52,900 shares of the Common Stock, in the aggregate. These awards also were subject to vesting over a period of three or four years. The purpose of the MRP is to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company and the Bank and as an incentive to make further contributions in the future. Because of their concern of the level of the Company's earnings, each director voluntarily suspended further vesting of their MRP awards until May 1, 2003.



                      Roy Wayne Moseley            Lula Sue Silliman
                      Bruce D. Murry               Clifford Steelman
                      Carl E. Parker, Jr.

STOCK PERFORMANCE

         The following graph shows the cumulative total return on the Company's Common Stock from the commencement of trading on May 7, 1997 through June 30, 2000 compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all
SICs) (the "Market Index") over the same period, as if $100 were invested on May 7, 1997 in the Company's Common Stock and each index. Total cumulative return on the Common Stock or the index equals the total increase or decrease in value since May 7, 1997, assuming reinvestment of all dividends paid. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                        May 7, 1997 through June 30, 2000


[Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the NASDAQ Stock Market and savings institutions traded on the NASDAQ Stock Market. Line graph plots the cumulative total return from May 7, 1997 to June 30, 2000. Plot points are provided below.]


                       5/7/97     6/30/97     6/30/98     6/30/99       6/30/00
                       ------     -------     -------     -------       -------
HCB Bancshares, Inc.    100         102.0      120.5      76.1 (1)(2)    59.8
Savings Institutions    100         113.0      160.5     142.6          117.5
Nasdaq Stock Market     100         109.2      144.1     207.1          305.9

_____________
(1) The Common Stock was not listed on the Nasdaq Stock Market on June 30, 1999. The total return figure at June 30, 1999 is based on the average of the high and low sales price for the Common Stock on that date.
(2) The Common Stock was relisted on the Nasdaq Small Cap Market on November 22, 1999.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Effective October 1, 1998, the Company engaged Deloitte & Touche, LLP, Little Rock, Arkansas, as the Company's independent auditors beginning with the fiscal year ended June 30, 1998.

         The Board of Directors has ratified the appointment of Deloitte & Touche, LLP to be the Company's independent certified public accountants for the fiscal year ending June 30, 2001. A representative of Deloitte & Touche, LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in such Common Stock (collectively, "Reports"), and to furnish the Company with copies of all such Reports. Based solely on its review of the copies of such Reports or written representations that no such Reports were necessary that the Company received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 2000, all of the Reporting Persons complied with these reporting requirements.


                                  OTHER MATTERS

         The cost of soliciting proxies will be borne by the Company. The Company has engaged Registrar & Transfer Company to act as proxy solicitor for the Annual Meeting. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 237 Jackson Street, S.W., Camden, Arkansas 71701-3941, no later than June 19, 2001. Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of the Company at the above address not less than thirty days nor more than sixty days prior to the date of any such meeting in accordance with procedural and substantive requirements under the Company's Certificate of Incorporation; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than October 27, 2000.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Paula J. Bergstrom

                                            PAULA J. BERGSTROM
                                            SECRETARY
Camden, Arkansas
October 17, 2000

                                    FORM 10-K

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HCB BANCSHARES, INC., 237 JACKSON STREET, S.W., CAMDEN, ARKANSAS 71701-3941.

                                           REVOCABLE PROXY

[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                                                    HCB BANCSHARES, INC.


--------------------------------------------------------------- -------------------------------- -------------------------------

                ANNUAL MEETING OF STOCKHOLDERS                                                            WITH-
                      November 16, 2000                         1. The election as directors     FOR      HOLD     EXCEPT
                                                                   of all nominees listed
The  undersigned  hereby appoints Vida H. Lampkin and Clifford     (except as marked to the
O.  Steelman,  with  full  powers of  substitution,  to act as     contrary below):              [     ]       [     ]
proxies  for the  undersigned,  to vote all  shares  of common
stock  of HCB  Bancshares,  Inc.  (the  "Company")  which  the     Carl E. Parker, Jr.
undersigned  is  entitled  to vote at the  Annual  Meeting  of     Ned Ray Purtle
Stockholders,  to be held at the Camden Country Club,  located
at  1915  Washington  Street,  S.W.,  Camden,   Arkansas,   on
Thursday,  November 16, 2000 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:
--------------------------------------------------------------------------------------------------------------------------------
                                                                INSTRUCTION:  To withhold  authority to vote for any individual nominee,  mark  "EXCEPT" and write that  nominee's  name in the space provided below.


                                                                --------------------------------------------------

                                                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE  "FOR"  THE LISTED
                                                                NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                                                                LISTED NOMINEES.THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF
                                                                NO  INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
                                                                NOMINEES STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL
                                                                MEETING, THIS  PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY
                                                                IN ACCORDANCE  WITH THE DETERMINATION OF A MAJORITY OF THE BOARD
                                                                OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF
                                                                NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.  THIS
                                                                PROXY  CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO
                                                                VOTE WITH RESPECT TO  THE ELECTION  OF ANY PERSON AS DIRECTOR WHERE
                                                                THE  NOMINEE  IS UNABLE  TO SERVE OR FOR GOOD CAUSE  WILL  NOT
                                                                SERVE AND MATTERS INCIDENT TO  THE  CONDUCT OF THE ANNUAL
                                                                MEETING.
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                                                                      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
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   Please be sure to sign and date      Date
   this proxy in the box below
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Stockholders sign above          Co-holder (if any) sign above

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

------------------------------ perforation -------------------------------------


                    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN
                        POSTAGE-PAID ENVELOPE ENCLOSED.


                              HCB BANCSHARES, INC.
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--------------------------------------------------------------------------------
 Should the abovesigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
 The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated October 17, 2000 and a 2000 annual report to stockholders. Please sign exactly as your
 name  appears  on  this  proxy  card.  When  signing  as  attorney,   executor,
 administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY
                       SIGN, DATE & MAIL YOUR PROXY TODAY
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